FLORIDA ROCK INDUSTRIES, INC.
        155 East 21st Street, Jacksonville, Florida 32206
               ___________________________________

                            NOTICE OF
                  ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

     The Annual Meeting of Shareholders of Florida Rock Industries, Inc. will be held at 9 o'clock in the morning, local time, on Wednesday, February 2, 2000, at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206, for the following purposes, as more fully described in the attached proxy statement:

 1.  To elect three directors to serve for a term of three years.

 2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 6, 1999 are entitled to vote at said Annual Meeting or any adjournment or adjournments thereof.

                              BY ORDER OF THE BOARD OF DIRECTORS





December 15, 1999                  Dennis D. Frick
                                       Secretary

  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE
         THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE
        ACCOMPANYING ENVELOPE.  IF YOU ATTEND THE MEETING,
         YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                  FLORIDA ROCK INDUSTRIES, INC.
        155 East 21st Street, Jacksonville, Florida 32206

                         PROXY STATEMENT
                ANNUAL MEETING - February 2, 2000


     The attached proxy is solicited by the Board of Directors of Florida Rock Industries, Inc. (the "Company") for use at the annual meeting of the shareholders to be held on Wednesday, February 2, 2000 at 9 o'clock in the morning, local time, and any adjournments thereof, at the principal offices of the Company, 155 East 21st Street, Jacksonville, Florida 32206. The proxy is revocable by written notice to the Secretary of the Company at any time before its exercise.

     Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the shareholders' directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     This proxy statement and the accompanying proxy are being distributed to shareholders on or about December 15, 1999.

                        VOTING PROCEDURES

     The holders of record of common stock at the close of business on December 6, 1999, may vote at the meeting. On such date there were outstanding 18,728,190 shares of common stock of the Company. Under the Company's Restated Articles of Incorporation and Bylaws each share of common stock is entitled to one vote. Under the Company's Bylaws, the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business at the meeting.

     Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast and other matters are approved if the affirmative votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter exceed the votes opposing the action, unless a greater number of affirmative votes is required by this act or the Company's Restated Articles of Incorporation. Abstentions and broker non-votes will have no effect on the vote for election of directors and most routine matters. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.


1.   ELECTION OF DIRECTORS

     Under the Company's Restated Articles of Incorporation, the Board of Directors is divided into three classes. One class of directors is elected at each annual meeting of shareholders for a three year term of office. The below named directors are nominated to be re-elected to hold office until the 2003 annual meeting. The enclosed proxy will be voted for the election of the persons named as directors of the Company unless otherwise indicated by the shareholders. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

     The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after the 2000 annual meeting. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.


NAME AND PRINCIPAL                 DIRECTOR          OTHER
    OCCUPATION               AGE    SINCE        DIRECTORSHIPS

          Class II - Nominees for Terms Expiring in 2003

Edward L. Baker              64    1970      FRP Properties, Inc.
 Chairman of the Board                       Flowers Industries,
 of the Company                               Inc.

Francis X. Knott             54    1988      FRP Properties, Inc.
 Chief Executive Officer
 of Partners Realty
 Trust, Inc.

Radford D. Lovett            66    1984      First Union Cor-
 Chairman of the Board of                     poration
 Commodores Point Terminal                   Winn-Dixie Stores,
 Corp. (marine terminal)                      Inc.
                                             FRP Properties,
                                              Inc.




  DIRECTORS CONTINUING IN OFFICE AFTER THE 2000 ANNUAL MEETING.

                Class III - Terms Expiring in 2001

Thompson S. Baker II         41    1991      FRP Properties, Inc.
 Vice President of the
 Company

Albert D. Ernest, Jr.        69    1989      FRP Properties, Inc.
 President of Albert                         Regency Realty
 Ernest Enterprises, an                       Corporation
 investment and consulting                   Stein Mart, Inc.
 firm                                        Wickes Lumber Company

Luke E. Fichthorn III        58    1972      Bairnco Corporation
 Partner in Twain                            FRP Properties, Inc.
 Associates (a private
 investment banking firm);
 Chairman of the Board
 and Chief Executive Officer
 of Bairnco Corporation
 (manufacturing)

C. J. Shepherdson            83    1972
 Vice President of the
 Company


                 Class I - Terms Expiring in 2002

A. R. Carpenter              57    1993      Regency Realty
 Vice Chairman                                Corporation
 CSX Corporation                             Stein Mart, Inc.

John D. Baker, II            51    1979      FRP Properties, Inc.
 President and Chief                         Hughes Supply, Inc.
 Executive Officer
 of the Company

Charles H. Denny III         67    1975
 Investments

G. Kennedy Thompson          49    1998      First Union
 President, First                             Corporation
 Union Corporation


    All of the nominees and directors have been employed in their respective positions for the past five years, except John D. Baker II, G. Kennedy Thompson and A. R. Carpenter. In February, 1996, John D. Baker II was elected to the additional position of Chief Executive Officer of the Company. Effective December 1, 1999 Mr. Thompson was appointed President, First Union Corporation. Previously Mr. Thompson had served as Vice Chairman and prior to October 1998 served as Managing Director, First Union Capital Markets Group. Mr. Carpenter during 1999 was elected Vice Chairman, CSX Corporation. Previously he had served as President and Chief Executive Officer of CSX Transportation, Inc.

    Edward L. Baker and John D. Baker II are brothers. Thompson S. Baker II is the son of Edward L. Baker.

    See "Compensation Committee Interlocks and Insider Partic-pation" and "Certain Relationships and Related Transactions" for a discussion of the relationships between the Company and FRP Properties, Inc.

       Other Information About the Board and Its Committees

    Meetings. During the fiscal year ended September 30, 1999 the Company's Board of Directors held five meetings. Directors who are not employees of the Company or its subsidiaries are paid annual fees of $15,000 plus $2,000 for each directors' meeting attended. Members of the Company's Audit and Compensation Committees receive $300 and the Chairman of each committee receives $500 for each committee meeting attended. Members of the Long Range Planning Committee received $1,250 for each committee meeting held. All such directors currently participate in the Company's Directors Stock Purchase Plan under which a director may designate all, or any part, of his director's compensation for investment in the Company's Stock purchased in the open market through a broker. The Company matches 25% of the director's designated portion and pays all broker commissions.

    Executive Committee. Edward L. Baker and John D. Baker II comprise the Executive Committee. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors. During the fiscal year ended September 30, 1999, the Executive Committee held no formal meetings, but acted on various resolutions by unanimous written consents.

    Audit Committee. During the past year, Messrs. Ernest, Denny, Fichthorn, Knott and Thompson comprised the Audit Committee. Mr. Thompson was appointed at the December 1998 Board meeting to serve. The Audit Committee recommends the appointment of independent accountants to audit the Company's consolidated financial statements and to perform professional services related to the audit, meets with the independent accountants and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors. The Committee also reviews the scope and results of internal audits. During fiscal 1999, the Audit Committee held two meetings.

    Compensation Committee. During the past year Messrs. Carpenter, Ernest, Lovett and Fichthorn comprised the Compensation Committee. The Committee determines the compensation for the Chairman and the Chief Executive Officer and reviews and approves compensation for other corporate officers and certain other members of management. In addition, the Committee administers the Company's stock option plans, subject to control of the Board of Directors, and the Management Incentive Compensation program. During fiscal 1999, the Compensation Committee held two meetings.

    Long Range Planning Committee. During the past year Messrs. Edward L. Baker, John D. Baker II, Carpenter, Ernest, Fichthorn, Lovett and Thompson comprised the Long Range Planning Committee. The Committee reviews the Company's long term strategic initiatives. During fiscal 1999, the Long Range Planning Committee held one meeting.

    The full Board of Directors acts as the Nomination Committee.

    During the last fiscal year each of the directors attended 75% or more of all meetings of the Board and its Committees on which the director served.


                      Executive Compensation

Summary Compensation Table

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and its other four most highly compensated executive officers who served in such capacities at any time during the fiscal year ended September 30, 1999:

                     Annual Compensation
                                            Long Term     All
                                               Com-      Other
                                            pensation    Compen-
Name and Principal       Salary    Bonus     Options     sation
   Position         Year ($)(a)    ($)(a)      #(e)     ($) (b)

John D. Baker, II  1999  416,250  215,000      -         27,061(c)
 President and     1998  360,000  150,000      -         27,957(c)
 Chief Executive   1997  307,500  141,750   100,000      26,997 (c)
 Officer

Edward L. Baker    1999  427,500  215,000      -         36,437(d)
Chairman of the    1998  413,750  168,000      -         38,117(d)
 Board             1997  395,000  177,750   100,000      37,251(d)


C. J. Shepherdson  1999  288,750  145,000      -         14,492
 Vice President    1998  282,500  142,500      -         15,178
                   1997  272,500  137,500    30,000      14,194

Fred W. Cohrs      1999  246,250  125,000      -         14,492
 Vice President    1998  232,500   94,000      -         14,967
                   1997  220,750  101,250    30,000      14,194

H. B. Horner       1999  229,375  115,000      -         14,492
 Executive Vice    1998  226,875   91,000      -         14,798
 President         1997  223,750  101,250    30,000      14,194


(a) Includes amounts deferred under the Company's Profit Sharing and Deferred Earnings Plan. Bonuses are accrued in the year earned and paid in the following year.

(b) Represents the contribution to the Company's Profit Sharing and Deferred Earnings Plan.

(c) Includes $12,569 in 1999, $12,556 in 1998 and $12,803 in 1997,
    the present value of the benefit of a split-dollar premium paid during the fiscal year.

(d) Includes $21,945 in 1999, $22,602 in 1998 and $23,057 in 1997,
    the present value of the benefit of a split-dollar premium paid during the fiscal year.

(e) See Option Grant Table below for more detail concerning option grants.


Option Grants in the Last Fiscal Year

    No stock options were granted to the executive officers named in the Summary Compensation table during the fiscal year ended
September 30, 1999.

Option Exercises and Year End Values

    The following table shows information with respect to stock options exercised during the fiscal year ended September 30, 1999 and the number and value of unexercised options held by each executive officer named in the Summary Compensation Table.

                                      Number of Unexercised    Value of Unexercised
                                           Options at          In-The-Money Optoins
                                       September 30, 1999      at September 30, 1999
                                                                      (1)

                Shares
              Acquired on    Value     Exercis-  Unexercis-    Exercis-   Unexercis-
              Exercise(1)   Realized    able      able           able        able

John D.
Baker II        62,500     1,481,875    68,000     67,000     1,315,625   1,246,094


Edward L.
Baker               -            -     130,000     60,000     2,730,625   1,100,625


C.J.
Shepherdson         -            -      48,000     18,000     1,018,875     330,188


H. B. Horner    12,000       292,125    18,000(2)      -        330,188          -


Fred W.
Cohrs               -             -     12,000     18,000       220,125     330,188


(1) The closing price of the Company's common stock on the New
    York Stock Exchange composite transactions on September 30,
    1999 of $34.75 less the exercise price, was used in calculating the value of unexercised and exercisable options.

(2) Includes options that become exercisable upon individual's retirement on December 31, 1999.


Pension Plan

    The Company has a Management Security Plan (the "MSP Plan") for certain officers, including directors who are officers, and certain key employees. Benefit levels have been established on the basis of base compensation. The MSP Plan provides that in the event a participant dies prior to his retirement his beneficiary will receive twice the amount of such participant's benefit level in monthly payments for a period of 12 months and thereafter the benefit level in monthly payments for the next 168 months or until such time as such participant would have reached age 65, whichever is later. Upon reaching normal retirement age, a participant is entitled to receive twice the amount of his benefit level in equal monthly payments for 12 months and thereafter, until his death, the benefit level in monthly payments. If a participant dies after his retirement, his beneficiary, if any, will receive such participant's benefit for a period of 15 years from the date of the participant's retirement or until the death of the beneficiary, whichever occurs first. The annual retirement benefit levels in effect at September 30, 1999 for the executive officers named above participating in the MSP Plan were:

    John D. Baker II                        $215,000
    Edward L. Baker                         $215,000
    C. J. Shepherdson                       $145,000
    H. B. Horner                            $115,000

In addition to amounts stated in the above table, the Company has entered into a retirement benefit contract with C. J. Shepherdson which provides for annual retirement benefits of $20,000. The benefits are payable to Mr. Shepherdson or his spouse until the death of the survivor.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report and Shareholder Return Performance shall not be incorporated by reference into any such filings.

                  Compensation Committee Report

    The Compensation Committee of the Board of Directors ("the Committee") determines the compensation of the Chairman and the Chief Executive Officer and reviews and approves compensation of other officers and members of management reaching a salary level established by the Board. In addition, the Committee administers the Company's stock option plans, subject to control of the Board, and the Management Incentive Compensation ("MIC") program. The full Board ratifies the recommendations of the Committee.

    The Committee's goals are to develop and maintain executive compensation programs that preserve and enhance shareholder value. Under the direction of the Committee, management has developed a compensation structure designed to compensate fairly executives for their performance and contribution to the Company, to attract and retain skilled and experienced personnel, to reward superior performance and to align executive and shareholder long-term interests.

    Base salary levels for executives are established taking into consideration business conditions, the Company's size and performance and peer group and industry compensation levels. The Chairman and the Chief Executive Officer's salaries are based on these factors and their performance in leading the Company and its businesses.

    The MIC program provides officers and key employees an opportunity for annual incentive compensation. The program provides an annual cash bonus as a financial incentive to participants who achieve their business unit's and the Company's goals and objectives. Profit levels are set for various segments of the business. Depending on the level of profitability obtained, an individual may become eligible for a bonus equal to a certain percentage of his year end base salary ranging up to a maximum of 50%. However, that bonus may then be adjusted down based on the degree by which the individual accomplishes his individual goals and objectives for the year. The total amount of MIC for the entire Company in any year is limited to 15% of consolidated income before income taxes. At the beginning of each year, after taking into consideration the outlook for the general economy, the construction materials industry, the Company's markets, prior year performance and the budget for the upcoming year the Committee approves target levels of net income based on returns on capital employed as adjusted by certain items on which the Chairman and the Chief Executive Officer's MIC are based.

    The Committee believes that long-term compensation in the form of stock options is critical in motivating and rewarding the creation of long-term shareholder value by linking the compensation provided to officers and other key management personnel with gains realized by the shareholders. In addition, the vesting periods associated with stock options encourage this key group to continue in the employ of the Company. All options granted have been granted at an option price equal to the fair market value of the Company's common stock on the date of grant. In subjectively determining the number of options to be granted to an individual, including the Chairman and the Chief Executive Officer, the Committee takes into account the cost to exercise the option and the individual's relative base salary, scope of responsibility, ability to affect profits and value to the Company.

    This report is submitted by the members of the Compensation
Committee:  Luke E. Fichthorn, III, Chairman, A. R. Carpenter,
Albert D. Ernest, Jr. and Radford D. Lovett.

   Compensation Committee Interlocks and Insider Participation

    Three members of the Compensation Committee, Messrs.
Fichthorn, Lovett and Ernest, are among the seven directors of the Company who are also directors of FRP Properties, Inc. ("FRPP"). The other four directors of both FRPP and the Company who are not members of the Compensation Committee are Edward L. Baker, John D. Baker II, Thompson S. Baker II and Francis X. Knott. The seven directors own approximately 40.7% of the stock of FRPP and 29.3% of the stock of the Company. Accordingly, the Bakers, who own approximately 28.9% of the stock of the Company and 39.7% of the stock of FRPP, may be considered to be control persons of both the Company and FRPP.

    Messrs. A. R. Carpenter and Albert D. Ernest, Jr. (who are each directors of the Company) serve as members of the Compensation Committee of the Board of Directors of Regency Realty Corporation. Mr. Martin E. Stein, Jr., who is a director of FRPP, is a director, Chairman and Chief Executive Officer of Regency Realty Corporation.

    There were no other interlocks of executive officers or board members of the Company serving on the compensation or equivalent committee of another entity which has any director or executive officer serving on the Compensation Committee, other committees or Board of Directors of the Company.

                  Shareholder Return Performance

    The following graph compares the performance of the Company's Common Stock to that of the S&P 600 Smallcap Index and a peer group of industry companies for the period commencing September 30, 1994 and ending on September 30, 1999. The graph assumes that $100 was invested on September 30, 1994 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends. The Peer Group consists of the following companies: Florida Rock Industries, Inc., Lafarge Corporation, Martin Marietta Materials, Inc., Southdown, Inc., Texas Industries, Inc. and Vulcan Materials Company. This group is consistent with the group used in the 1999 proxy with the exception of CalMat Co. which was acquired by Vulcan Materials Company during the current year.




                                           GRAPH




Index as of September 30

                             1994    1995   1996   1997   1998   1999


Florida Rock                  100     108    114    238    200    283


S&P 600 Index                 100     126    146    199    169    198


Peer Group                    100     102    115    192    192    217



          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Seven of the Company's directors (Edward L. Baker, John D. Baker II, Thompson S. Baker II, Albert D. Ernest, Jr., Luke E. Fichthorn III, Francis X. Knott and Radford D. Lovett) are also directors of FRPP. Such directors own approximately 40.7% of the stock of FRPP and 29.3% of the stock of the Company. Accordingly, the Bakers, who own approximately 28.6% of the stock of the Company and 39.7% of the stock of FRPP, may be considered to be control persons of both the Company and FRPP. See "Compensation Committee Interlocks and Insider Participation" for further information on the relationship between the Company and FRPP.

    The Company and FRPP routinely are engaged in business together through the hauling by FRPP of construction aggregates and other products for the Company and the leasing to the Company of construction aggregates mining and other properties. FRPP has numerous aggregates hauling competitors at all terminal and plant sites and the rates charged are, accordingly, established by competitive conditions. Approximately 12% of FRPP's revenue was attributed to the Company during fiscal year 1999.

    Edward L. Baker is entitled to receive sand mining royalty payments of $.05 per ton from the Company under lease agreements which terminate in 2002 and 2048 relating to approximately 489 acres. No payments were made during fiscal 1999 under these agreements.

    On May 14, 1974, the Company exercised its option to purchase the sand on 71 acres of land in Putnam County, Florida. The land is owned 25% by Edward L. Baker, 25% by a trust in which Edward L. Baker and John D. Baker II each have a one-third beneficial interest and 50% by certain other interests. The term of the agreement ends on June 30, 2004. The landowners are entitled to receive $.08 per ton (subject to escalation provisions) for sand as it is mined with an annual minimum payment of $6,000. The minimum payment only was paid in fiscal 1999. The mining agreement may be terminated at any time by the Company.

    Mr. Fichthorn provided the Company with financial consulting and other services during fiscal 1999 for which he received
$60,000.

    Mr. Thompson, who is a director of the Company, is a director and President of First Union Corporation. First Union Corporation is a significant participant in the Company's bank revolver and other credit facilities.

    In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.



       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company.

  NAME AND ADDRESS         AMOUNT AND NATURE         PERCENT
OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP       OF CLASS

Baker Investments, Ltd.       4,108,172 (1)           21.3%
Edward L. Baker                 467,845 (2)            2.4%
John D. Baker II                 924,485 (3)           4.9%
 155 East 21st Street          5,500,502              28.6%
 Jacksonville, FL 32206

Fidelity Management &           974,400 (4)            5.1%
 Research Company
 82 Devonshire Ct
 Boston, MA 02109

Royce & Associates, Inc.      1,167,600 (5)            6.1%
Royce Management Company         25,000 (5)             .1%
 1414 Avenue of the Americas   1,192,600 (5)           6.2%
 New York, NY  10019

Estabrook Capital Management     959,940 (6)           5.1%
 430 Park Avenue
 Suite 1810
 New York, NY 10022


(1) Baker Investments, Ltd. is a limited partnership in which Edward L. Baker and John D. Baker II are general partners and as such have shared voting power and investment power over the shares owned by the partnership. Directly as general partners and through trusts which are limited partners, each of Edward
    L. Baker and John D. Baker II have a pecuniary interest in 1,369,390 shares. These shares are excluded from the shares shown for Edward L. Baker and John D. Baker II in this table above but are included for Edward L. Baker and excluded for John D. Baker II in the table Common Stock Ownership by Directors and Officers on page 15.


(2) Includes 187,718 shares held by the Edward L. Baker Living Trust and 38,843 shares held directly by Edward L. Baker as to each of which Edward L. Baker has sole voting power and sole investment power; 106,920 shares held in trust for the benefit of children of John D. Baker II as to which Edward L. Baker has sole voting power and sole investment power but as to which he disclaims beneficial ownership; 12,297 shares in the Company's Tax Reduction Act Employee Stock Ownership Plan over which Edward L. Baker has sole voting power but no investment power; 33,996 shares in the Company's Profit Sharing and Deferred Earnings Plan as to which Edward L. Baker has no voting power but sole investment power; 130,000 shares which Edward L. Baker may acquire upon the exercise of stock options exercisable within sixty days of December 1, 1999 (if exercised, Edward L. Baker would have sole voting power and sole investment power as to such option shares); and 4,364 shares owned by the spouse of Edward L. Baker as to which he disclaims beneficial ownership.


(3) Includes 799,685 shares held in the John D. Baker II Living Trust as to which John D. Baker II has sole voting power and sole investment power; 54,000 shares held by Regency Square II, a Florida general partnership, in which trust B under the will of Martin E. Stein, deceased, holds a 46.2128% interest and as to which John D. Baker II as a co-trustee has a one third shared voting power and investment power but as to which John D. Baker II declaims beneficial ownership; 7,506 shares in the Company's Tax Reduction Act Employee Stock Ownership Plan over which John D. Baker II has sole voting power but no investment power; 68,000 shares which John D. Baker II may acquire upon the exercise of stock options exercisable within sixty days of December 1, 1999 (if exercised, John D. Baker II would have sole voting power and sole investment power as to such stock option shares); and 2,800 shares owned by the spouse of John D. Baker II as to which he disclaims beneficial ownership.


(4) Fidelity Management & Research is an investment advisor and reports, as of February 1, 1999 sole power to vote 689,600 shares and sole dispositive power of 974,400.


(5) Royce & Associates, Inc. ("Royce"), Royce Management Company ("RMC") and Charles M. Royce reported that they are members of a group pursuant to Securities and Exchange Commission Rule 13d-(1)(b)(ii)(H). Mr. Royce, who may be deemed to be a controlling person of Royce and RMC, does not own any shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC. Royce and RMC are investment advisers, formerly known as Quest Advisory Corp. and Quest Management Company. Each has sole voting and dispositive power as to the shares shown. Ownership is reported as of February 9, 1999.


(6) Estabrook Capital Management is an investment advisor and reports, as of January 19, 1999, shared voting power and sole dispositive power as to 959,940 shares.



         COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

    The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of October 30, 1999 and also includes shares held under options as of October 30, 1999 which are exercisable within 60 days of December 15, 1999.

   NAME OF               AMOUNT AND NATURE          PERCENT OF
BENEFICIAL OWNER        BENEFICIAL OWNERSHIP           CLASS

Edward L. Baker         4,576,017 (1)(3)               23.7%
John D. Baker II          924,485 (2)(3)                 4.9%
Thompson S. Baker II       52,844 (3)                    *
A. R. Carpenter            10,457                        *
Charles H. Denny III      232,905 (4)                   1.2%
Albert D. Ernest, Jr.       4,354                        *
Luke E. Fichthorn III      46,309                        *
H. B. Horner                2,094                        *
Francis X. Knott            7,917                        *
Radford D. Lovett          21,222                        *
C. J. Shepherdson          90,768                        *
Fred W. Cohrs              12,507                        *
G. Kennedy Thompson         1,881                        *
All Directors and
Officers as a group
(20 people)             6,120,798 (5)                 31.8%

*Less than 1%

    The preceding table includes the following shares held under the Company's Tax Reduction Act Employee Stock Ownership Plan ("TRAESOP") as of October 30, 1999, as to which the named person has sole voting power, and shares held under options which are exercisable within 60 days of December 15, 1999.


                      SHARES UNDER TRAESOP    SHARES UNDER OPTION

Edward L. Baker            12,297                130,000
John D. Baker II            7,506                 75,000
Thompson S. Baker II           59                 27,000

All directors and
officers as a group        41,665                374,500


(1) Includes 4,108,170 shares owned by Baker Investments Ltd. See Notes (1) and (2) of the table Common Stock Ownership of
    Certain Beneficial Owners on page 13.

(2) See Notes (1) and (3) of the table Common Stock Ownership of
    Certain Beneficial Owners on page 13.

(3) Edward L. Baker, John D. Baker II and Thompson S. Baker II may be considered to be control persons of the Company.

(4) Includes 4,000 shares owned by Mrs. Charles H. Denny III, as to which he disclaims any beneficial interest.

(5) Includes, in addition to all of the individual holdings for persons named above, 91,969 shares owned by other officers of the Company, of which 200 shares are owned by the wife of one officer and 53,500 shares held under options which were exercisable within 60 days December 15, 1999.

                       INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP as independent certified public accountants to examine the consoli-dated financial statements of the Company for fiscal 2000. Repre-sentatives of Deloitte & Touche LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                      SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting must be delivered in writing to the principal executive offices of the Company no later than August 14, 2000. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The New York Stock Exchange and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                       COST OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. The Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other electronic means by directors, officers and other employees of the Company.

                          OTHER MATTERS

    The Board of Directors does not know of any other matters to come before the meeting. However, if any other matters come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such matters in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

                             BY ORDER OF THE BOARD OF DIRECTORS






December 15, 1999                      Dennis D. Frick
                                          Secretary


            PLEASE RETURN THE ENCLOSED FORM OF PROXY,
           DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
               ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF FLORIDA ROCK INDUSTRIES, INC.'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES BY WRITING TO THE TREASURER AT POST OFFICE BOX 4667, JACKSONVILLE, FLORIDA 32201.




                 FLORIDA ROCK INDUSTRIES, INC.
              PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 2, 2000


    The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Florida Rock Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the general offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 2, 2000, at 9 o'clock in the morning, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:


1.  The election of three directors to serve for a term of three years.

    / /  FOR the nominees listed  /  /  WITHHOLD AUTHORITY
         below (except as marked        to vote for all nominees
         to the contrary below)         listed below

     Edward L. Baker, Francis X. Knott and Radford D. Lovett

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.


___________________________________________________________________________


2. To transact such other business as may properly come before the meeting or any adjournments thereof.



            (Continued and to be signed on other side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 15, 1999, and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.


                                             Dated:_________________,2000

                                             ____________________________
                                                                Signature

                                             ____________________________
                                                Signature if Held Jointly



IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Personal representatives, trustees, guardians and others signing in a representative capacity should give full title. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.